CERTIFICATION

         Richard Barone, Chairman and Treasurer of Ancora Trust (the "Registrant"), certifies to the best of his knowledge that:

         1. The Registrant's periodic report on Form N-CSR for the period ended 06/30/04 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chairman and Treasurer
Ancora Trust

   /s/ Richard Barone
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Richard Barone
Date:    8/30/04
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A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Ancora Trust and will be retained by Ancora Trust and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.